UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, of the Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

YUBO INTERNATIONAL BIOTECH LIMITED
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

YUBO INTERNATIONAL BIOTECH LIMITED

Room 1102, 11th Floor, Building 2, No. 10 Chaoyang Park South Road, Chaoyang District

Beijing, People’s Republic of China

INFORMATION STATEMENT IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

Dear Yubo International Biotech Limited Stockholders:

The accompanying Information Statement is furnished on behalf of Yubo International Biotech Limited, a New York corporation, by our Board of Directors, to holders of record as of the close of business on March 24, 2025 of our common stock, par value $0.001 per share, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended. The purpose of the Information Statement is to inform our stockholders that, on March 31, 2025, the holders of a majority of the voting power of our issued and outstanding voting stock acted by written consent in lieu of a special meeting of stockholders to authorize and approve the following:

1.	Election of four (4) directors to serve as members of our Board of Directors until the next annual meeting and until their respective successors are duly elected and qualified;

2.	Ratification of the engagement of HHL LLP as our independent registered public accountant for the year ended December 31, 2024 and year ending December 31, 2025; and

3.

Issuance of 42,000,000 shares and 8,600,000 shares of our Class A common stock (collectively, the “Shares”) to FlyDragon International Limited, a British Virgin Islands limited liability company (“FlyDragon”), and ChinaOne Technology Limited, a British Virgin Islands limited liability company (“ChinaOne”), respectively, at the price of $0.05 per share, as repayment of certain shareholder loans.

On March 31, 2025, Our Board of Directors approved the foregoing actions, and stockholders holding approximately 81.5% of the voting power of our issued and outstanding voting stock executed a written consent approving such actions, as permitted by the New York Business Corporation Law, our Certificate of Incorporation, and our Bylaws. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the above-mentioned actions will automatically become effective on the twentieth calendar day after we mail the Information Statement to our stockholders, or about April         , 2025.

As the action set forth in this notice and the accompanying Information Statement has been duly authorized and approved by the written consent of the holders of our outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, your vote or consent is not requested or required to approve the actions. The accompanying Information Statement is provided solely for your information. We encourage you to read this Information Statement carefully for further information regarding the corporate actions described herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Lina Liu
Lina Liu
Chief Financial Officer

Beijing, China

April           , 2025

2

3

YUBO INTERNATIONAL BIOTECH LIMITED

Room 1102, 11th Floor, Building 2, No. 10 Chaoyang Park South Road, Chaoyang District

Beijing, People’s Republic of China

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C PROMULGATED THEREUNDER

INTRODUCTORY STATEMENT

General

We are a New York corporation with principal executive offices located at Room 1102, 11th Floor, Building 2, No. 10 Chaoyang Park South Road, Chaoyang District, Beijing, People’s Republic of China. Our telephone number is (+86) 136-0129-6655. On March 31, 2025, our Board of Directors (our “Board”) and the holders of 97,708,760 shares of our Class A common stock, par value $0.001 per share, which constitutes a majority of the voting power of our issued and outstanding voting stock as of such date, in each case, took action by written consent (the “Written Consent”) approving and adopting the following:

1.	Election of four (4) directors to serve as members of our Board until the next annual meeting and until their respective successors are duly elected and qualified;

2.	Ratification of the engagement of HHL LLP (“HHL”) as our independent registered public accountant for the year ended December 31, 2024 and year ending December 31, 2025; and

3.

Issuance of 42,000,000 shares and 8,600,000 shares of our Class A common stock (collectively, the “Shares”) to FlyDragon International Limited, a British Virgin Islands limited liability company (“FlyDragon”), and ChinaOne Technology Limited, a British Virgin Islands limited liability company (“ChinaOne”), respectively, at the price of $0.05 per share, as repayment of certain shareholder loans.

This Information Statement is being distributed by our Board to the holders of record of our common stock as of March 24, 2025 (the “Record Date”), to notify such stockholders that the holders of a majority of the voting power of our issued and outstanding voting stock have taken action by the Written Consent, in lieu of a special meeting of stockholders, approving each of the above-mentioned actions. The required vote was obtained on March 31, 2025 in accordance with the relevant sections of the New York Business Corporation Law (the “NYBCL”), our Certificate of Incorporation, and our Bylaws. This Information Statement is being delivered only to inform you of the corporate actions described herein in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Copies of this Information Statement are expected to be mailed on or about April           , 2025 to the holders of record of our common stock as of the Record Date. The corporate actions described herein will be effective approximately 20 calendar days after the mailing of this Information Statement.

Stockholders Entitled to Notice

Each holder of record of our common stock, as of the Record Date, will be entitled to notice of each matter voted upon.

Proxies

No proxies are being solicited. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

4

Dissenting Stockholders

None of the NYBCL, our Certificate of Incorporation, or our Bylaws provide holders of our common stock with dissenters’ or appraisal rights in connection with the corporate actions described in this Information Statement.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT OUR MAJORITY STOCKHOLDERS HAVE VOTED TO APPROVE THE ELECTION OF DIRECTORS, RATIFICATION OF ENGAGEMENT OF HHL AND ISSUANCE OF THE SHARES DESCRIBED HEREIN. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR SUCH ACTIONS UNDER APPLICABLE LAW AND OUR ORGANIZATIONAL DOCUMENTS, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THESE ACTIONS. THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE ELECTION OF DIRECTORS, RATIFICATION OF ENGAGEMENT OF HHL AND ISSUANCE OF THE SHARES, AND TO PROVIDE YOU WITH INFORMATION ABOUT THE ELECTION OF DIRECTORS, ENGAGEMENT OF HHL AND ISSUANCE OF THE SHARES AS WELL AS THE BACKGROUND OF THESE CORPORATE ACTIONS.

THE CORPORATE ACTIONS DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THESE ACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Vote Required to Approve the Proposals

As of the Record Date, there were 119,816,343 shares of our Class A common stock and 4,447 shares of our Class B common stock issued and outstanding. For the approval of the election of four (4) directors, ratification of the engagement of HHL and the issuance of the Shares to FlyDragon and ChinaOne at the price of $0.05 per share, the affirmative vote of a majority number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted was required.

Consenting Majority Stockholders

Sections 615 and 708 of the NYBCL provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the actions and to effectuate the corporate actions as early as possible to accomplish the purposes of the Company as described hereinafter, our Board voted to utilize, and did in fact obtain, the Written Consent of the holders of a majority of the voting power of our issued and outstanding voting stock. On March 31, 2025, our stockholders holding in aggregate of 97,708,760 shares of our Class A common stock, or approximately 81.5% of the voting power of our issued and outstanding voting stock, delivered the Written Consent to us approving and adopting the corporate actions described in this Information Statement. For a detailed breakdown of the beneficial ownership of our common stock, please see section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to our stockholders as of the close of business on the Record Date. The corporate actions described herein cannot become effective until at least 20 calendar days after the initial mailing of this Information Statement to our stockholders.

Information Statement Costs

The entire cost of furnishing this Information Statement, including the preparation, assembly, and mailing of this Information Statement, will be borne by us.

5

ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors on our Board shall be fixed from time to time, within the limits specified by the Certificate of Incorporation, by resolution of our Board. Directors are normally elected by stockholders at each annual meeting to hold office until their respective successors are elected and qualified and need not be our stockholders. Our Board currently consists of four (4) members, Jun Wang, Yang Wang, Lina Liu and Zhihui Bai.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of Class A common stock is entitled to one (1) vote and each share of Class B common stock is entitled to five (5) votes on all matters submitted to a stockholder vote.

On March 31, 2025, the election of each of Jun Wang, Yang Wang, Lina Liu, and Nanping Hu as a director on our Board was approved pursuant to the Written Consent, and each of them will serve as a director until our next annual stockholders’ meeting and until their respective successors are duly elected and qualified or earlier resignation or removal.

Director Nominees

All director nominees except Nanping Hu are currently serving as directors on our Board. The following table sets forth certain information with respect to the director nominees:

Name	Age	Position
Jun Wang	56	President and Director
Yang Wang	44	Chief Executive Officer and Director
Lina Liu	44	Chief Financial Officer, Treasurer, Secretary and Director
Nanping Hu	64	Independent Director

Biographies of our Director Nominees

Jun Wang. Mr. Jun Wang was appointed as our President and a director in 2020. He has also served as the President of Yubo Beijing since 2019. From 2015 to 2019, Mr. Wang served as President of Borongtai Asset Management (Beijing) Co., Ltd. He graduated with a Bachelor’s degree from Tianjin Commercial University, Department of Business Management in 1989. In making the decision to appoint Mr. Wang to serve as a director, the Board considered, in addition to the criteria referred to above, his extensive marketing experience in the healthcare industry, current service as our Chief Executive Officer and his comprehensive knowledge of Yubo Beijing, its business and operations.

Yang Wang. Mr. Yang Wang was appointed as our Chief Executive Officer and a director in 2020. He has also served as the Chief Executive Officer of Yubo Beijing since 2019. From 2015 to 2019, Mr. Wang served as General Manager of Beijing Zunsheng Investment Consulting Co., Ltd. Additionally, he has worked for Horwath Financing Asia Limited, Mingli CHINA Growth Fund, Peking University Shangshuai Alumni Industry Investment Fund and Zhonsheng Capital Partners. He graduated with an MBA from New York Institute of Technology in 2014. Mr. Wang’s experience in the capital markets and mergers and acquisitions were the primary qualifications that the Board considered in appointing him as a director of the Company.

Lina Liu. Ms. Liu was appointed as our Chief Financial Officer, Treasurer and Secretary in 2020. She has also served as Chief Financial Officer of Yubo Beijing since 2019. From 2015 to 2019, she served as Chief Financial Officer of Borongtai Asset Management (Beijing) Co., Ltd. Additionally, she has over five years of experience working for Ernst & Young. Ms. Liu graduated with a Master of Accounting from the Central University of Finance and Economics in 2007.

Nanping Hu. Mr. Hu has served as the Chief Architect and Chief Engineer for Digital Health Management System at Shenzhen Yisheng Bo’ai Health Management Co., Ltd. since August 2023. Prior to that, Mr. Hu was the Chairman of the Board at Shenzhen Smart Healthcare Intelligent Devices Co., Ltd. from September 2016 to July 2023. Prior to Shenzhen Smart Healthcare Intelligent Devices Co., Ltd., Mr. Hu was the Chief Operating Officer at Beijing Business Internet Technology Development Co., Ltd. from July 2013 to August 2016. Prior to that, Mr. Hu held senior management positions with several private enterprises in China from 2000 to 2013. Mr. Hu held a Bachelor’s degree in Aeronautical Manufacturing Technology from Shenyang University of Aeronautics and Astronautics and a Master’s degree in Economics and Management from Nanjing University.

6

Family Relationships

There are no family relationships between or among our director nominees.

Involvement of Certain Legal Events

To our knowledge, none of our director nominees has been involved in legal events that are required to be pursuant to Item 401(f) of Regulation S-K during the past 10 years that are material to such person’s ability or integrity.

Terms of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of the stockholders or until his or her successor is elected and qualified, or he or she resigns or is removed in accordance with our Bylaws and the provisions of the NYBCL.

Director Independence

Our Board has affirmatively determined, after considering all the relevant facts and circumstances, that Nanping Hu is independent, as such term is defined under the applicable rules and regulations of the SEC, and does not have a relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us) that would interfere with his exercise of independent judgment in carrying out his responsibilities as director.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past.

Other Directorships

None of our directors or director nominees of have been during the last five years or currently are directors of other companies with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act) or registered investment company.

Skills and Qualifications of Director Nominees

Our Board believes that the qualifications of the nominees, as set forth in their biographies, which are listed above, give them the qualifications and skills to serve as directors of the company.

7

Board Meetings

Our Board held no formal meetings during the year ended December 31, 2024. All proceedings of our Board were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the NYBCL and our Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

Board Committees

We do not currently have standing audit, nominating and corporate governance or compensation committees, or committees performing similar functions. Due to the size of our Board, our Board believes that it is not necessary to have standing audit, nominating and corporate governance or compensation committees at this time because the functions of such committees are adequately performed by our Board. As such, we do not have a written charter for audit, nominating and corporate governance or compensation committee.

Audit Committee

Our Board has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, our entire Board acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so until such time as a separate audit committee has been established.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of our Company. Director candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company.

In carrying out its responsibilities, our Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of our Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board, c/o Yubo International Biotech Limited, Room 1102, 11th Floor, Building 2, No. 10 Chaoyang Park South Road, Chaoyang District, Beijing, PRC.

Code of Ethics

We have adopted a Code of Ethics (the “Code”) applicable to our officers, directors, employees and consultants. The Code is intended to comply with requirements of the Securities and Exchange Commission’s (the “SEC”) rules. Copies of the Code may be obtained by stockholders, free of charge, by mailing a request to our Secretary.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs the purchase, sale and other dispositions of our securities by our directors, officers and employees. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards applicable to us. A copy of our Insider Trading Policy waas filed as Exhibit 19.1 to our annual report on Form 10-K filed with the SEC on March 31, 2025.

8

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4 and 5 delivered to us as filed with the SEC, our executive officers and directors, and persons who own more than 10% of our common stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act expect Wang Yang in connection with filing of a Form 4 and an amendment to Schedule 13D and Yulin Cao in connection with filing of a Form 4 and a Schedule 13G.

Board Leadership Structure and Role on Risk Oversight

Mr. Jun Wang currently serves as our principal executive officer and a director. We have determined this leadership structure was appropriate for our Company due to our small size and limited operations and resources. Our Board will continue to evaluate our leadership structure and modify as appropriate based on the size, resources and operations of our Company.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Indemnification of Officers and Directors

The NYBCL permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

The NYBCL permits a present or former director or officer of a corporation to be indemnified against certain expenses if the person has been successful, on the merit or otherwise, in defense of any proceeding brought against such person by virtue of the fact that the person is or was an officer or director of the corporation. In addition, the NYBCL permits the advancement of expenses relating to the defense of any proceeding to directors and officers contingent upon the person’s commitment to repay advances for expenses in the case he or she is ultimately found not to be entitled to be indemnified.

The NYBCL provides that the indemnification provisions contained in the NYBCL are not exclusive of any other right that a person seeking indemnification may have or later acquire under any provision of a corporation’s certification of incorporation or by-laws, or, when authorized by the corporation’s certificate of incorporation or by-laws, by any agreement, by any vote of shareholders or disinterested directors or otherwise. The NYBCL also provides that a corporation may maintain insurance, at its expense, to protect its directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of the NYBCL provided the contract of insurance covering the directors and officers provides, in a manner acceptable to the New York superintendent of insurance, for a retention amount and for co-insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

9

ENGAGEMENT OF NEW INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has previously approved the engagement of HHL as the Company’s independent registered public accountant to audit our consolidated financial statements for the year ended December 31, 2024 and year ending December 31, 2025.

Such pre-approval was ratified pursuant to the Written Consent. Although action by stockholders is not required by law, our Board has determined that it is desirable to seek ratification of this pre-approval by the majority stockholders. Notwithstanding the appointment, our Board, in its discretion, may direct the appointment of new independent registered public accounting firms at any time during the year, if our Board feels that such a change would be in our best interest of and our stockholders.

Audit and Other Fees

HHL served as our independent registered public accounting firm for the year ended December 31, 2024. The following table sets out the aggregate fees for professional audit services and other services rendered by HHL for the years ended December 31, 2024:

Year ended December 31, 2024
Audit Fees	$60,000
Audit-Related Fees(1)	$—
Tax Fees(2)	$—
Other Fees	$—

(1)	“Audit-related fees” means the aggregate fees for due diligence related to mergers and acquisitions and attest services that are not required by statute or regulation.
(2)	“Tax fees” means the fees billed for tax compliance services, including the preparation of tax returns and tax consultations.

10

ISSUANCE OF THE SHARES

Background of the Transaction

We have previously entered into several shareholder loans with Jun Wang, our President and a director, and Yang Wang, our Chief Executive Officer and a director, for working capital and general corporate purposes. All of our shareholder loans are due on demand and non-interest bearing. As of December 31, 2024, the outstanding balances of our shareholder loans with Jun Wang and Yang Wang are approximately $2,293,341 and $434,764, respectively.

As repayments of the shareholder loans with Jun Wang and Yang Wang, it was proposed that we issue 42,000,000 shares and 8,600,000 shares of the Company’s Class A Common Stock (collectively, the “Shares”) to FlyDragon International Limited, a British Virgin Islands limited liability company (“FlyDragon”), and to ChinaOne Technology Limited, a British Virgin Islands limited liability company (“ChinaOne”), respectively, at the price of $0.05 per share. Jun Wang and Yang Wang are the sole director and sole shareholder of FlyDragon and ChinaOne, respectively. Following the issuance of the Shares, the outstanding balances of our shareholders loans with Jun Wang and Yang Wang will be deemed paid off.

Review by our Board

Pursuant to Section 713 of the NYBCL, no contract or other transaction between a corporation and one or more of its directors, or between a corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the board, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose, if the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the board or committee, and the board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the board as defined in Section 708 of the NYBCL, by unanimous vote of the disinterested directors.

In addition, pursuant to our Related Party Transactions Policy which has been adopted by our Board, our Board is authorized to review and approve a “related party transaction”, and if a “related party transaction” involves a “related party” who is a director, such director shall not participate in any discussion or vote regarding approval of such transaction. However, such director shall provide all material information concerning the proposed transaction to our Board.

Jun Wang and Yang Wang presented to our Board, and our Board requested from them, all material facts relating to the issuance of the Shares, including, without limitation, their financial interest in the transaction, our current cash position and working capital needs, and potential dilution of other shareholders’ ownership interests in our Company due to the issuance of the Shares. The issuance of the Shares to Jun Wang and Yang Wang has been reviewed and approved by the disinterested director on our Board in accordance with the NYBCL and our Related Party Transactions Policy, and subsequently by the majority stockholders pursuant to the Written Consent.

Beneficial Ownership Following the Transaction

Following the issuance of the Share to Jun Wang and Yang Wang, 170,416,343 shares of Class A common stock and 4,447 shares of Class B common stock will be outstanding, and Jun Wang and Yang Wang will beneficially own 81,943,800 shares, and 25,811,400 shares, respectively, of our Class A common stock, representing approximately 48.1% and 15.1%, respectively, of the voting power of our common stock. The ownership interests of our other stockholders will be significantly diluted. Please see section entitled “Security Ownership of Certain Beneficial Owners and Management” for details.

11

EXECUTIVE COMPENSATION

We qualify as a “smaller reporting company” under rules adopted by the SEC. Accordingly, we have provided scaled executive compensation disclosure that satisfies the requirements applicable to us in our status as a smaller reporting company. Under the scaled disclosure obligations, we are not required to provide, among other things, a compensation discussion and analysis or a compensation committee report, and certain other tabular and narrative disclosures relating to executive compensation.

Summary Compensation Table

The following table summarizes all compensation earned by our “Named Executive Officers”, as such term is defined pursuant to the relevant SEC rules, for fiscal years 2024 and 2023:

Name and Principal Position	Year	Annual Salary ($US)	Bonus ($US)	Total ($US)

Jun Wang, President	2024(1)	$13,152	52,608	65,760
	2023(2)	$13,559	54,238	67,797
Yang Wang, Chief Executive Officers	2024(1)	$14,467	34,853	49,320
	2023(2)	$14,915	35,932	50,847
Lina Liu, Chief Financial Officer	2024(1)	$13,152	36,168	49,320
	2023(2)	$13,559	37,288	50,847

(1)	Translated from RMB at an exchange rate of RMB7.2993=US$1.00 as of December 31, 2024.
(2)	Translated from RMB at an exchange rate of RMB7.0800=US$1.00 as of December 31, 2023.

None of our Named Executive Officers, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Employment Agreements

We do not have employment agreements with our executive officers. Yubo International Biotech (Beijing) Limited, a variable interest entity organized under the laws of the People’s Republic of China which conducts the day-to-day business operations of our Company in China through contractual relationships with us (“Yubo Beijing”), is a party to employment agreements with Jun Wang, Yang Wang and Lina Liu, providing for monthly salaries of RMB8,000 (approximately $1,096 at an exchange rate of RMB7.2993 =US$1.00 as of December 31, 2024), RMB8,800 (approximately $1,206 at an exchange rate of RMB7.2993=US$1.00 as of December 31, 2024) and RMB8,000 (approximately $1,096  at an exchange rate of RMB7.2993=US$1.00 as of December 31, 2024), respectively.

Jun Wang’s employment agreement commenced on December 1, 2019, and upon renewal in 2021 and 2023, will terminate on November 30, 2025. Each of Yang Wang’s and Lina Liu’s employment agreements commenced on October 10, 2020, and upon renewal in 2021 and 2023, will terminate on October 9, 2025. These employment agreements provide that Yubo Beijing arrange social insurance, housing contribution fund and medical insurance for our executive officers. These employment agreements do not contain any change-in-control provisions. Either Yubo Beijing or an executive officer may terminate the employment agreement upon 30-day notice under a limited number of circumstances.

Director Compensation

Except as described under “—Employment Agreements” above with respect to the employment agreement with Jun Wang, Yang Wang, and Lina Liu, we have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

12

Outstanding Equity Awards at Fiscal 2024 Year End

We do not have any equity-based incentive compensation plan and we have not issued any warrants, options or other rights to acquire any securities of our Company.

Option Exercises and Stock Vested

None of the named executive officers acquired shares of our securities through exercise of options during the year ended December 31, 2024.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Recovery of Erroneously Awarded Compensation

Not applicable.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our Class A Common Stock and do not time the public release of such information based on award grant dates. During the last completed fiscal year, we did not make any equity awards to any person.

13

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation arrangements for our executive officers, which are described above in the section entitled “Executive Compensation”, this section describes transactions, or series of related transactions, during our last fiscal year, to which we were a party, in which:

•	the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at fiscal year end for the last two completed fiscal years; and

•	any of our executive officers or directors, or the beneficial owners of 5% or more of the outstanding shares of any class of our Common Stock, or any members of the immediate family of, or any entity affiliated with, any such person, had a direct or indirect material interest.

Research and Development Agreements

Yubo Beijing entered into a Joint Research and Development Agreement with Beijing Zhengxigu on February 17, 2020, pursuant to which Yubo Beijing agreed to pay Beijing Zhenxigu RMB241,880 in connection with the research and development relating to the medical fluid used in the nebulizers Yubo Beijing sells to customers. Under this agreement, Beijing Zhenxigu authorized Yubo Beijing to be the nationwide exclusive distributor of such medical fluid for Platinum-branded nebulizers. After the filing of the application for the medical fluid, Beijing Zhenxigu shall continue to develop other application fields, and the parties shall continue cooperation in the form of entrustment or joint research and development. This agreement will terminate automatically upon the completion of the subject matters of the agreement.

Yubo Beijing entered into an Entrustment Technical Service Agreement with Beijing Zhenhuikang Biotechnology Co., Ltd. (“Zhenhuikang”) on February 27, 2020, entrusting Zhenhuikang to prepare, store and manage endometrial stem cell samples in connection with the operations of the stem cell bank in exchange for services fees paid by Yubo Beijing. Pursuant to the agreement, Yubo Beijing is responsible for supplying the endometrial stem cell samples and it may terminate the agreement at any time. The agreement was amended on July 2, 2020 to provides for a total fee of RMB 199,800 to be paid by Yubo Beijing to Zhenhuikang. As of December 31, 2024, Yubo Beijing has not commenced the collection of endometrial stem cell samples, and no payment has been made to Zhehuikang.

Yubo Beijing entered into a Patent Transfer Agreement with Zhenhuikang on February 27, 2020, which agreement provided for the assignment of two patents owned by Zhenhuikang to Yubo Beijing for a total consideration of RMB140,000.

Both of Zhenhuikang and Beijing Zhenxigu are controlled by Yulin Cao, a shareholder of Yubo Beijing and a director of BOAO Biotech Limited.

Shareholder Loans

As of December 31, 2024, we had payables due to Mr. Yang Wang in the amount of $434,764 and Mr. Jun Wang in the amount of $2,293,341. Mr. Jun Wang is our President and a director, and Yang Wang is our Chief Executive Officer and a director. As repayment of the shareholder loans with Jun Wang and Yang Wang, we will issue 42,000,000 shares and 8,600,000 shares of Class A Common Stock to FlyDragon and to ChinaOne, respectively, at the price of $0.05 per share. Jun Wang and Yang Wang are the sole director and sole shareholder of FlyDragon and ChinaOne, respectively. Following the issuance of the Shares, the outstanding balances of our shareholders loans with Jun Wang and Yang Wang will be deemed paid off. See the section entitled “Issuance of the Shares”.

As of December 31, 2024, we also had payables due to Mr. Huang Li and Mr. Jin Wei, each an indirect shareholder, in the amount of $53,430 and $30,000, respectively.

All of our shareholder loans are due on demand and non-interest bearing.

Board Review of Related Party Transactions

We have adopted a Related Party Transactions Policy, pursuant to which, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of our Company.

14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2025 for (a) the named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock, in each case immediately prior to, and immediately following, the completion of issuance of the Shares.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 31, 2025 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

The percentages in the table below reflect beneficial ownership immediately prior to, and immediately after, the completion of the issuance of the Shares, and are based on 119,816,343 shares of Class A common stock and 4,447 shares of Class B common stock outstanding as of the date immediately prior to the completion of issuance of the Shares, and 170,416,343 shares of Class A common stock and 4,447 shares of Class B common stock outstanding as of the date immediately following the completion of issuance of the Shares.

Unless otherwise noted below, the address for each of the stockholders listed in the table below is c/o Yubo International Biotech Ltd., Room 1102, 11th Floor, Building 2, No. 10 Chaoyang Park South Road, Chaoyang District, Beijing PRC.

		Common Stock Beneficially Owned Immediately Prior to the Issuance of Shares		Common Stock Beneficially Owned Immediately following the Issuance of Shares
Name and Address of Beneficial Owner	Class of Common Stock(1)	Number of Shares Beneficially Owned	Percentage of Total Voting Power(1)	Number of Shares Beneficially Owned	Percentage of Total Voting Power(1)
Jun Wang(2)	Class A	39,943,800	33.3%	81,943,800	48.1%
Yang Wang(3)	Class A	17,211,400	14.4%	25,811,400	15.1%
Lina Liu(4)	Class A	9,101,400	7.6%	9,101,400	5.3%
Zhihui Bai (former director)	Class A	—	—	—	—
Nanping Hu (director nominee)	Class A	—	—	—	—
All Executive Officers and Directors (as a group four (4) persons)	Class A	66,256,600	55.3%	116,856,600	68.5%

5% and above stockholders
Jun Wang(2)	Class A	39,943,800	33.3%	81,943,800	48.1%
Yulin Cao(5)	Class A	19,927,660	16.6%	19,927,660	11.7%
Yang Wang(3)	Class A	17,211,400	14.4%	25,811,400	15.1%
Wei Jin(6)	Class A	11,524,500	9.6%	11,524,500	6.8%
Lina Liu(4)	Class A	9,101,400	7.6%	9,101,400	5.3%
Cheung Ho Shun(7)	Class A	7,121,458	5.9%	7,121,458	4.2%

(1)

Class B common stock is entitled to five votes per share but is otherwise substantially identical to the Class A common stock, which has one vote per share. Each share of Class B common stock is convertible into one share of Class A common stock.

15

(2)

Represents the shares of Class A Common Stock held directly by FlyDragon International Limited. Mr. Jun Wang is the sole shareholder and sole director of FlyDragon International Limited, and as such, Mr. Jun Wang may be deemed to have voting and investment power over such shares held by FlyDragon International Limited. The address for FlyDragon International Limited is c/o Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(3)

Represents the shares of Class A Common Stock held directly by ChinaOne Technology Limited. Mr. Yang Wang is the sole shareholder and sole director of ChinaOne Technology Limited, and as such, Mr. Yang Wang may be deemed to have voting and investment power over such shares held by ChinaOne Technology Limited. The address for ChinaOne Technology Limited is c/o Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(4)

Represents the shares of Class A Common Stock held directly by Focus Draw Group Limited. Ms. Lina Liu is the sole Director of Focus Draw Group Limited, and as such, Ms. Lina Liu may be deemed to have voting and investment power over such shares held by Focus Draw Group Limited. Ms. Lina Liu disclaims beneficial ownership of such securities except to the extent of her indirect pecuniary interest therein, if any, and this report shall not be deemed an admission that she is the beneficial owner of such securities for any purposes. The address for Focus Draw Group Limited is c/o Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(5)

Represents the shares of Class A Common Stock held directly by Boao Biotech Limited. Mr. Yulin Cao is the sole Director of Boao Biotech Limited, and as such, Mr. Yulin Cao may be deemed to have voting and investment power over such shares held by Boao Biotech Limited. Mr. Yulin Cao disclaims beneficial ownership of such securities except to the extent of her indirect pecuniary interest therein, if any, and this report shall not be deemed an admission that he is the beneficial owner of such securities for any purposes. The address for Boao Biotech Limited is c/o Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(6)

Represents the shares of Class A Common Stock held directly by FocusOne Technology Group Limited. Mr. Wei Jin is the sole Director of FocusOne Technology Group Limited, and as such, Mr. Wei Jin may be deemed to have voting and investment power over such shares held by FocusOne Technology Group Limited. Mr. Wei Jin disclaims beneficial ownership of such securities except to the extent of her indirect pecuniary interest therein, if any, and this report shall not be deemed an admission that he is the beneficial owner of such securities for any purposes. The address for FocusOne Technology Group Limited is c/o Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(7)

Represents (i) 1,755,000 shares of Class A Common Stock held directly by Mr. Cheung Ho Shun, and (ii) 5,366,458 shares of Class A Common Stock held directly by World Precision Medicine Technology Limited, a company organized under the laws of British Virgin Islands (“World Precision”), which is managed and controlled by Mr. Cheung Ho Shun. Mr. Cheung Ho Shun is the President of World Precision, and as such, Mr. Cheung Ho Shun is deemed to have sole voting and investment power over such shares held directly by World Precision. The address for Messr. Cheung Ho Shun is G/f & 1/F 212, Wang Chau Village Extension Area, Ping Shan Yuan Long NT, Hong Kong.

16

OTHER MATTERS

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), filed with the SEC on March 31, 2025, is incorporated in its entirety by reference into this Information Statement. A copy of the Annual Report as required to be filed with the SEC, excluding exhibits, will be mailed to stockholders without charge upon written request to Room 1102, 11th Floor, Building 2, No. 10 Chaoyang Park South Road, Chaoyang District, Beijing, People’s Republic of China, Attn: Secretary. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our Common Stock as of the Record Date. Exhibits to the Annual Report will be mailed upon similar request and payment of specified fees. The Annual Report is also available on the SEC’s website free of charge (www.sec.gov).

As the requisite stockholder vote for each of the actions described in this Information Statement was obtained upon the delivery of written consent from the holders of a majority of the votes entitled to be cast by the holders of our equity securities, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about the us. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that it cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. You should rely only on the information we have provided in this Information Statement. We have not authorized any person to provide information other than that provided herein. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of this Information Statement.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single Information Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If you and other stockholders of record with whom you share an address currently receive multiple copies of this Information Statement and would like to participate in our householding program, please contact our Corporate Secretary by calling (+86) 136-0129-6655, or by mailing a request to Room 1102, 11th Floor, Building 2, No. 10 Chaoyang Park South Road, Chaoyang District, Beijing, People’s Republic of China, Attn: Secretary. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of this Information Statement, please contact our Secretary as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker, or other holder of record to request information about householding.

Where You Can Find Additional Information

We are subject to the reporting requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the SEC. You can read our SEC filings, including this information statement, over the Internet at the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE NOT REQUESTED TO SEND US A PROXY

Yours truly,

/s/ Lina Liu
Lina Liu
Chief Financial Officer

Beijing, China

April           , 2025

17